FIRST INDUSTRIAL REALTY TRUST REPORTS
THIRD QUARTER 2024 RESULTS
•51% Cash Rental Rate Increase on Leases Signed To-Date Commencing in 2024; Includes 300,000 Square-Foot Southern California Renewal
•Cash Same Store NOI Growth of 7.6% in the Third Quarter
•33% Cash Rental Rate Increase on Leases Signed To-Date Commencing in 2025
•Started a 542,000 Square-Foot Development in Nashville, Estimated Investment of $54 Million
•Acquired Fully Leased Four-Building Portfolio in Houston for $29 Million
•Sold Ten Buildings for $101 Million in the Third Quarter and Fourth Quarter To-Date
•2024 NAREIT FFO Guidance Increased $0.02 at the Midpoint to $2.61 to $2.65 Per Share/Unit

CHICAGO, October 16, 2024 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of logistics real estate, today announced results for the third quarter of 2024. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.75 in the third quarter, compared to $0.57 a year ago and third quarter funds from operations (FFO) was $0.68 per share/unit on a diluted basis, compared to $0.62 per share/unit a year ago. Third quarter 2024 FFO per share/unit and EPS includes a $0.01 reduction related to the net impact of the write-off of a deferred rent receivable and the accelerated recognition of a tenant improvement reimbursement all related to a tenant that is ceasing operations in Central Pennsylvania.

“The First Industrial team delivered another great quarter with solid operating metrics along with some important leases and capital deployment actions,” said Peter E. Baccile, president and chief executive officer of First Industrial. "By capturing embedded rental rate growth and contractual escalations along with our continuing development leasing, we are positioned to deliver strong FFO growth.”

Portfolio Performance

•In service occupancy was 95.0% at the end of the third quarter of 2024, compared to 95.3% at the end of the second quarter of 2024, and 95.4% at the end of the third quarter of 2023. There are approximately 200 basis points of occupancy opportunity, as of September 30, 2024, from the future lease-up of developments placed in service in the second half of 2023 and year to date 2024.
•The Company renewed the last of the three large Southern California 2024 expirations at its 300,000 square-foot building in the Inland Empire West.
•The Company has achieved a cash rental rate increase of approximately 51% on leases signed to-date commencing in 2024 reflecting 97% of 2024 expirations by square footage.
•The Company has achieved a cash rental rate increase of approximately 33% on leases signed to-date commencing in 2025 reflecting 37% of 2025 expirations by square footage.
•Cash basis same store net operating income before termination fees (“SS NOI”) increased 7.6% for the third quarter reflecting increases in rental rates on new and renewal leasing and contractual rent escalations, partially offset by higher free rent and lower average occupancy. Third quarter 2024
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SS NOI excludes $4.5 million of income related to the accelerated recognition of a tenant improvement reimbursement associated with a tenant in Central Pennsylvania.

Development Leasing Highlights

During the third quarter, the Company:
•Leased 100% of the 461,000 square-foot First Pioneer Logistics Center in the Inland Empire; commenced in the third quarter.
•Leased 61,000 square feet of its 200,000 square-foot First 76 Logistics Center in Denver; commenced in the third quarter; project is 50% leased.

Investment and Disposition Highlights

During the third quarter, the Company:
•Commenced development of First Rockdale VII in Nashville - 542,000 square feet, $54 million estimated investment.
•Acquired a four-building fully leased portfolio in Houston - 211,000 square feet, total of $29 million.
•Sold a seven-building portfolio in New Jersey - 445,000 square feet, total of $82 million.

In the fourth quarter to-date, the Company:
•Sold three buildings in Central Pennsylvania - 163,000 square feet, total of $19 million.

Outlook for 2024

“With a strong operating performance in the quarter, including the successful renewal of our last remaining large 2024 expiration in Southern California, we are raising our FFO per share guidance by two cents at the midpoint,” said Mr. Baccile. “We are positioned to drive incremental FFO and cash flow growth from our portfolio and development lease-up heading into 2025.”

	Low End of	High End of
	Guidance for 2024	Guidance for 2024
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	$2.09	$2.13
Add: Depreciation and Other Amortization of Real Estate (Including Joint Venture)	1.29	1.29
Less: Gain on Sale of Real Estate, Net of Allocable Income Tax Provision (Including Joint Venture) and Net of Joint Venture Noncontrolling Interest, Through October 16, 2024	(0.77)	(0.77)

NAREIT Funds From Operations	$2.61	$2.65

The following assumptions were used for guidance:
•In service occupancy at year-end fourth quarter of 95.0% to 97.0%. This implies a full year quarter-end average in service occupancy of 95.2% to 95.7%, a decrease of 80 basis points at the midpoint. The guidance reflects adjustments to lease-up timing assumptions for developments placed in service and not fully leased.
•Fourth quarter SS NOI growth on a cash basis before termination fees of 8.0% to 10.0%. This implies a quarterly average SS NOI growth for the full year 2024 of 7.75% to 8.25%, an increase of 25 basis points at the midpoint. SS NOI for the full year excludes $4.5 million and $2.9 million of income related to the accelerated recognition of tenant improvement reimbursements in 3Q24 and 1Q23, respectively.
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•Includes the incremental costs expected in 2024 related to the Company’s completed and under construction developments as of September 30, 2024. In total, the Company expects to capitalize $0.06 per share of interest in 2024.
•General and administrative expense ("G&A") of $39.5 million to $40.5 million.
•Guidance does not include the impact of any future investments, property sales, debt repurchases prior to maturity, debt issuances, or equity issuances post the date of this press release.

Conference Call

First Industrial will host its quarterly conference call on Thursday, October 17, 2024 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (877) 870-4263, passcode “First Industrial”. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s third quarter 2024 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

In accordance with the NAREIT definition of FFO, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from an unconsolidated joint venture.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading U.S.-only owner, operator, developer and acquirer of logistics properties. Through our fully integrated operating and investing platform, we provide high quality facilities and industry-leading customer service to multinational corporations and regional firms that are essential for their supply chains. Our portfolio and new investments are concentrated in 15 target MSAs with an emphasis on supply-constrained, coastally oriented markets. In total, we own and have under development approximately 69.0 million square feet of industrial space as of September 30, 2024. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Statements

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in
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interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events; risks associated with security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; technological developments, particularly those affecting supply chains and logistics; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2023, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the Securities and Exchange Commission (the "SEC"). We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Senior Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Statements of Operations and Other Data:
Total Revenues	$167,645	$155,105	$494,053	$456,751

Property Expenses	(44,884)	(42,559)	(134,949)	(124,498)
General and Administrative	(9,230)	(8,456)	(30,632)	(27,330)
Joint Venture Development Services Expense	(208)	(559)	(1,005)	(2,690)
Depreciation of Corporate FF&E	(183)	(206)	(555)	(665)
Depreciation and Other Amortization of Real Estate	(43,332)	(40,940)	(127,827)	(120,843)
Total Expenses	(97,837)	(92,720)	(294,968)	(276,026)
Gain on Sale of Real Estate	56,814	34,368	93,801	47,421
Interest Expense	(20,836)	(19,906)	(62,859)	(53,923)
Amortization of Debt Issuance Costs	(911)	(905)	(2,735)	(2,714)
Income from Operations Before Equity in Income of Joint Venture and Income Tax Provision	$104,875	$75,942	$227,292	$171,509
Equity in Income of Joint Venture	599	1,530	3,161	30,598
Income Tax Provision	(3,301)	(333)	(4,906)	(7,959)
Net Income	$102,173	$77,139	$225,547	$194,148
Net Income Attributable to the Noncontrolling Interests	(2,810)	(2,127)	(6,414)	(8,533)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$99,363	$75,012	$219,133	$185,615
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND AFFO (c)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$99,363	$75,012	$219,133	$185,615
Depreciation and Other Amortization of Real Estate	43,332	40,940	127,827	120,843
Depreciation and Other Amortization of Real Estate in the Joint Venture (a)	1,123	—	1,708	—
Net Income Attributable to the Noncontrolling Interests	2,810	2,127	6,414	8,533
Gain on Sale of Real Estate	(56,814)	(34,368)	(93,801)	(47,421)
Gain on Sale of Real Estate from Joint Venture (a)	(88)	(142)	(342)	(27,804)
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(196)	(167)	(543)	(336)
Income Tax Provision - Excluded from FFO (b)	2,949	—	3,832	6,997
Funds From Operations ("FFO") (NAREIT) (c)	$92,479	$83,402	$264,228	$246,427
Amortization of Equity Based Compensation	3,580	3,436	16,563	12,846
Amortization of Debt Discounts and Hedge Costs	104	104	312	312
Amortization of Debt Issuance Costs	911	905	2,735	2,714
Depreciation of Corporate FF&E	183	206	555	665
Non-incremental Building Improvements	(6,669)	(4,335)	(11,327)	(15,387)
Non-incremental Leasing Costs	(10,164)	(6,930)	(23,143)	(25,155)
Capitalized Interest	(1,548)	(3,188)	(6,327)	(11,013)
Capitalized Overhead	(1,438)	(1,854)	(6,161)	(6,953)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(3,283)	(6,004)	(13,594)	(18,227)
Adjusted Funds From Operations ("AFFO") (c)	$74,155	$65,742	$223,841	$186,229
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RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (c) AND NOI (c)
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$99,363	$75,012	$219,133	$185,615
Interest Expense	20,836	19,906	62,859	53,923
Depreciation and Other Amortization of Real Estate	43,332	40,940	127,827	120,843
Depreciation and Other Amortization of Real Estate in the Joint Venture (a)	1,123	—	1,708	—
Income Tax Provision - Allocable to FFO (b)	352	333	1,074	962
Net Income Attributable to the Noncontrolling Interests	2,810	2,127	6,414	8,533
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(196)	(167)	(543)	(336)
Amortization of Debt Issuance Costs	911	905	2,735	2,714
Depreciation of Corporate FF&E	183	206	555	665
Gain on Sale of Real Estate	(56,814)	(34,368)	(93,801)	(47,421)
Gain on Sale of Real Estate from Joint Venture (a)	(88)	(142)	(342)	(27,804)
Income Tax Provision - Excluded from FFO (b)	2,949	—	3,832	6,997
Adjusted EBITDA (c)	$114,761	$104,752	$331,451	$304,691
General and Administrative	9,230	8,456	30,632	27,330
Equity in FFO from Joint Venture, Net of Noncontrolling Interest (a)	(1,438)	(1,221)	(3,984)	(2,458)
Net Operating Income ("NOI") (c)	$122,553	$111,987	$358,099	$329,563
Non-Same Store NOI	(13,367)	(4,683)	(26,835)	(10,646)
Same Store NOI Before Same Store Adjustments (c)	$109,186	$107,304	$331,264	$318,917
Straight-line Rent	2,436	(2,904)	(1,894)	(12,280)
Above (Below) Market Lease Amortization	(616)	(1,171)	(2,118)	(2,576)
Lease Termination Fees	—	(41)	(177)	(275)
Same Store NOI (Cash Basis without Termination Fees) (c)	$111,006	$103,188	$327,075	$303,786

Weighted Avg. Number of Shares/Units Outstanding - Basic	135,099	134,704	135,088	134,697
Weighted Avg. Number of Shares Outstanding - Basic	132,370	132,264	132,366	132,241

Weighted Avg. Number of Shares/Units Outstanding - Diluted	135,474	135,166	135,391	135,214
Weighted Avg. Number of Shares Outstanding - Diluted	132,421	132,339	132,409	132,325

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$99,363	$75,012	$219,133	$185,615
Less: Allocation to Participating Securities	(76)	(74)	(162)	(174)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$99,287	$74,938	$218,971	$185,441

Basic and Diluted Per Share	$0.75	$0.57	$1.65	$1.40

FFO (NAREIT) (c)	$92,479	$83,402	$264,228	$246,427
Less: Allocation to Participating Securities	(183)	(218)	(515)	(619)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$92,296	$83,184	$263,713	$245,808

Basic and Diluted Per Share/Unit	$0.68	$0.62	$1.95	$1.82

Common Dividends/Distributions Per Share/Unit	$0.37	$0.32	$1.11	$0.96
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Balance Sheet Data (end of period):	September 30, 2024	December 31, 2023
Gross Real Estate Investment	$5,767,838	$5,714,080
Total Assets	5,200,520	5,175,765
Debt	2,174,805	2,224,304
Total Liabilities	2,488,730	2,540,660
Total Equity	2,711,790	2,635,105

		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2024	2023	2024	2023
(a)	Equity in Income of Joint Venture
	Equity in Income of Joint Venture per GAAP Statements of Operations	$599	$1,530	$3,161	$30,598
	Gain on Sale of Real Estate from Joint Venture	(88)	(142)	(342)	(27,804)
	Depreciation and Other Amortization of Real Estate in the Joint Venture	1,123	—	1,708	—
	Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest	(196)	(167)	(543)	(336)
	Equity in FFO from Joint Venture, Net of Noncontrolling Interest	$1,438	$1,221	$3,984	$2,458

(b)	Income Tax Provision
	Income Tax Provision per GAAP Statements of Operations	$(3,301)	$(333)	$(4,906)	$(7,959)
	Income Tax Provision - Excluded from FFO	2,949	—	3,832	6,997
	Income Tax Provision - Allocable to FFO	$(352)	$(333)	$(1,074)	$(962)

(c) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the NAREIT definition of FFO, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from an unconsolidated joint venture.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI and the equity in FFO from our investment in joint venture, net of noncontrolling interest minus general and administrative expenses.

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AFFO is defined as adjusted EBITDA minus interest expense, minus capitalized interest and overhead, plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases and lease inducements, minus provision for income taxes allocable to FFO or plus income tax benefit allocable to FFO, plus amortization of equity based compensation and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations, cash flows (calculated in accordance with GAAP) or as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

We consider cash basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2023 and held as an in service property through the end of the current reporting period (including certain income-producing land parcels), and developments and redevelopments that were placed in service prior to January 1, 2023 (the "Same Store Pool"). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Properties acquired with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Properties acquired that are less than 75% occupied at the date of acquisition are placed in service as they reach the earlier of reaching 90% occupancy or one year subsequent to acquisition. Developments, redevelopments and acquired income-producing land parcels for which our ultimate intent is to redevelop or develop on the land parcel are placed in service as they reach the earlier of 90% occupancy or one year subsequent to development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from joint venture, joint venture fees, joint venture development services expense, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI. Same store revenues for the three and nine months ended September 30, 2024 exclude $4,455 related to accelerated recognition of a tenant improvement reimbursement associated with a tenant in Central Pennsylvania. Additionally, same store revenues for the nine months ended September 30, 2023 exclude $2,934 related to accelerated recognition of a tenant improvement reimbursement associated with a departing tenant in Dallas. Excluding these adjustments, Same Store NOI growth, less termination fees, would have been 11.9% and 8.1% for the three months and nine months ended September 30, 2024, respectively.